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                                                                    EXHIBIT 23.1
                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the A.H. Belo Corporation 2000 Executive Compensation Plan, of our report dated January 31, 2000, with respect to the consolidated financial statements and schedule of A.H. Belo Corporation and subsidiaries included in the Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                                               ERNST & YOUNG LLP

Dallas, Texas
July 25, 2000